EXHIBIT 10.1

STOCK PURCHASE AND LOAN OPTION AGREEMENT

This Stock Purchase and Loan Option Agreement (this “Agreement”) is entered into as of May 30, 2005 by and among MRD Holdings Inc., (the “Investor”), a corporation organized and existing under the laws of the State of Delaware, with its corporate address at The Naaman’s Building Suite 206, 305 Silverside Rd., DE 19810 Wilmington, Delaware, USA, and MR3 Systems, Inc., (the “Company”), a corporation organized and existing under the laws of the State of Delaware, with its corporate address at 435 Brannan Street Suite 200, San Francisco, California 94107.

RECITALS

A. The Company desires to issue and sell to Investor, and Investor desires to purchase at the Initial Closing (as defined below), on the terms and conditions set forth herein, 400,000 shares of Series B Convertible Preferred Stock of the Company, par value $0.01 per share, for a total purchase price of $1,000,000. The purchase price being paid by Investor shall be $2.50 per share, or an aggregate of $1,000,000 (“Purchase Price”). Each share of Preferred Shares shall be convertible into Common shares of the Company at the rate of twenty-five (25) Common shares for each share of Preferred Shares.

B. Subject to the terms and conditions set forth in this Agreement, the Company desires to grant to Investor a ninety day (90) day option to purchase from the Company, the following securities: (a) Convertible Promissory Notes in the aggregate principal amount of $4,500,000 (the “Notes”) and/or (b) 2,534,090 shares of Series B Convertible Preferred Stock. The Convertible Promissory Notes shall be in the form of Exhibit A hereto. The shares of Series B Convertible Preferred Stock issued to Investor pursuant to this Agreement are hereinafter referred to as the “Preferred Shares.” The Company also desires to issue to Investor the Warrant(s) in the form of Exhibit B hereto (the “Warrant”). The Preferred Shares, the Notes, the Warrant, and the Common Stock issuable on exercise of the Warrants are referred to herein as the “Securities”).

AGREEMENT

In consideration of the mutual covenants and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  DEFINITIONS.

For the purpose of this Agreement capitalized terms not otherwise defined herein have the meanings set forth in Exhibit F.

2.  PURCHASE AND SALE OF COMPANY SECURITIES - LOAN OPTION.

2.1  Purchase Price. Subject to the terms and conditions contained herein, and in reliance upon the representations, warranties and agreements contained herein, the Company shall issue and sell to Investor, and Investor shall purchase, the Preferred Shares at the Initial Closing (as defined in Section 2.2). The purchase price being paid by Investor shall be $2.50 per share, or an aggregate of $1,000,000 (“Purchase Price”).

2.2  Closing; Delivery. The purchase and sale of the Preferred Shares shall take place at the offices of the Company at ten o’clock a.m. on May 30, 2005, or at such other time and place as the Company and Investor mutually agree upon, orally or in writing (which time and place are designated as the “Initial Closing”). In the event there is more than one closing, the term “Closing” and “Closing Date” shall apply to each such closing unless otherwise specified herein. At each Closing, the Company shall deliver to Investor certified copies of minutes of meetings of directors approving the issuance, allotment and registration of the Preferred Shares together with a certificate representing the Preferred Stock being purchased thereby against payment of the purchase price by wire transfer to a bank account designated by the Company.

2.3  Option. Investor shall have the right, but not the obligation, any time within ninety (90) days of the Initial Closing (the “Option Period”), to purchase from the Company in any combination, (a) Notes in the maximum aggregate principal amount of $4,500,000, and/or (b) 2,534,090 shares of Series B Preferred Stock, par value of $.01 per share, with a purchase price of $2.50 per share. Should the Investor elect to convert the Notes into Series B Preferred Stock, then the number of shares of Preferred Shares, when converted into Common Stock and when combined with the Preferred Shares purchased at the Initial Closing, shall constitute, upon issuance, 51% of the issued and outstanding voting and capital stock of the Company. At the second closing (“Second Closing”), the Company shall also issue to Investor the Warrant. The Warrant shall represent Holder’s continuing right to purchase that number of shares of Common Stock of the Company representing fifty-one percent (51%) of the total number of shares of capital stock of the Company as of the Second Closing Date, calculated on a fully-diluted as converted-to-common basis (“Fully Diluted Basis”).

2.4  Second Closing. Should the Investor exercise the option granted to the Investor under Section 2.3 above, the Company agrees to execute and deliver to the Investor, at the Second Closing the Notes and/or the Preferred Shares. The Company and the Investor also agree as follows:

2.4.1  The proceeds from the Notes and/or Preferred Shares, as applicable, are to be allocated and used as follows as determined by the Board of Directors of the Company:

(a)  Three Million Dollars (US$3,000,000) for the working capital of the Company, and

(b)  One Million Five Hundred Thousand Dollars (US$1,500,000) to pay down existing liabilities of the Company (other than any liability to any Affiliate of the Company) as determined by the Board of Directors of the Company after the Second Closing.

2.4.2  As security for the Loan, the Company will grant to the Investor a first priority lien on all the assets of the Company, pursuant to the Security Agreement attached hereto as Exhibit E. The Security Agreement shall secure all amounts owing under the Notes, together with the performance of all obligations of the Company to the Investor under this Agreement.

2.5  Jurisdictions, Technology Transfer, Protection and Access To Trade Secrets As further consideration for the Investor’s agreement to acquire the Securities, concurrent with the Second Closing, the Company agrees to transfer to Investor exclusive rights to the Company Technology, for utilization and development in the countries of Greater China (including Hong Kong, Macau and Taiwan) India, Pakistan, Middle East, Switzerland, Austria, and the Philippines (collectively referred as “Areas of Jurisdiction”). The terms of the Technology Transfer are outlined in a Strategic Partnership Agreement between the Investor and the Company in the form of Exhibit G hereto. Investor and the Company agree that any utilization or deployment of the Company Technology shall be fully supported by the Company Technology teams. These exclusive technology transfers and utilization will be jointly implemented by the Investor and the Company during the Option Period, and after the Second Closing, based on the following basic understanding and parameters:

2.5.1  The Company will publish its original intellectual property in Europe. Thereafter, the Investor will register the IP in any country in Europe selected by the Investor within the Option Period with the understanding that the IP registered in the name of the Company will remain in Escrow for the safekeeping by the Company during the Option Period.

Upon the receipt by the Company of the proceeds from the Notes and/or Preferred Shares, as applicable, the physical possession of the Company Technology shall be delivered to the Investor who will license the Company Technology to the Company for projects in the US with a fully paid license fee of US$1.00. The Company Technology shall be owned jointly by the Company and the Investor, as co-developers. Investor shall have the option to assign its interest in the Company Technology to its Affiliates.

2.5.2  The consequence of applying the Company Technology in the market are: (i) Investor will be paying the Company for the work in the Areas of Jurisdiction as a contractor, and may elect through approval of the Board of Directors, to pay the Company a fair and reasonable royalty from the profits realized in areas of Jurisdiction as part of the promotional campaign of the Company in the US. (ii) Any new intellectual property (“New IP”) developed from the work in the Areas of Jurisdiction will be published and registered in any country selected by Investor in Europe and shall be solely owned by Investor or its designate. In the event that the Company desires to employ any of the techniques developed in the Areas of Jurisdiction it must obtain a license from the Investor or its designate on terms, including royalties, acceptable to Investor or its designate.

2.5.3  Operational protocol and other formula developed or discovered in the course of technology application that results in its optimization will be treated and guarded as trade secrets. Such formula and protocols that result in the optimization of basic Company Technology, and those obtained during the course of the application in actual operation will be recorded in writing in the form of journals containing the steps and chemicals used and operational parameters (i.e. temperature, resident times, ORP, etc.) starting from the chemical bench to the pilot stage and such other vital data and formula that contributed to the optimization of technology use. These journals will be kept confidential in Escrow and shall serve to recreate any process in the event the operators and other important key personnel who have the sole knowledge of the said formula become physically and mentally incapacitated. Such will address the problem of delay, stoppage or intermittent stoppage of operations. A compartmentalized protocol will be set according to the need of a particular project.

Investor shall have complete and unconditional access to the said Escrow containing the journals and the trade secrets in the event of temporary or permanent incapacity of key officers of the Company who have the full and unrestricted knowledge of the protocols, formula and other trade secrets of the company to avert the delay, disruption or stoppage of company operation or any of its impending or pending projects.

2.6  The Company and the Investor will jointly determine the best strategy for protecting the Company’s intellectual property and complete the filing of the necessary applications and documentation in the various jurisdictions approved by both the Company and the Investor.

3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to Investor that:

3.1  Organization and Qualification. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and has the requisite corporate power and authorization to own its properties and to carry on its businesses as now being conducted or as is proposed to be conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it or proposed to be conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

3.2  Subsidiaries. The subsidiaries of the Company are set forth on Schedule 3.2 (the “Subsidiaries”). Each of such Subsidiaries is duly organized and validly existing in good standing under the laws of the jurisdiction in which it is formed, and has the requisite corporate power and authorization to own its properties and to carry on its businesses as now being conducted or as is proposed to be conducted. Each of the Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it or proposed to be conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

3.3  Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof. The execution and delivery of the Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement, including, without limitation, the Certificate of Designation for the Series B Preferred Stock, the Investor Rights Agreement, the

 Notes, the Security Agreement (as hereinafter defined), and the Warrant (collectively, the “Transaction Documents”) by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Preferred Shares, the Notes and the Warrants, and the reservation for issuance of the conversion shares issuable upon conversion of the Preferred Shares, the Notes and/or the Warrant Shares issuable upon exercise of the Warrants (individually and collectively, the “Conversion Shares”) have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or from the staff, the creditors, the stockholders or the warrant-holders of the Company. This Agreement and Transaction Documents have been duly executed and delivered by the Company, and constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except such filings as have been made prior to the Closing, or such post-closing filings as may be required under Rule 506 of Regulation D and applicable state securities laws, which will be timely filed within the applicable periods therefore. All such filings are listed on Schedule 3.3.

3.4  Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 250,000,000 shares of Common Stock, 70,242,963 of which are issued and outstanding immediately prior to the Initial Closing, and (ii) 5,000,000 shares of Preferred Stock, of which as of the date hereof, 232,714 shares of Series A Preferred Stock are issued and outstanding. There is disclosed on Schedule 3.4 the number of shares of Common Stock (x) issued and outstanding, (y) reserved for issuance pursuant to the Company’s stock option and purchase plans and (z) issuable and reserved for issuance pursuant to securities (other than the Preferred Shares, the Notes and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock. All of such outstanding or issuable shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3.4:

3.4.1  No shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances granted or created by the Company;

3.4.2  There are no outstanding debt securities issued by the Company;

3.4.3  There are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company.

3.4.4  There are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act (except this Agreement).

3.4.5  There are no outstanding securities or instruments of the Company, which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company.

3.4.6  There are no securities or instruments containing anti-dilution or similar provisions and no such anti-dilution or similar provisions will be triggered by the issuance of the option granted pursuant to Section 2.3 of this Agreement or the issuance of the Securities as described in this Agreement.

3.4.7  The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

3.4.8  The Company does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

3.5  Issuance of Stock. The Preferred Shares which are being issued to Investor hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents with Investor being entitled to all rights accorded to a holder of Preferred Stock. Upon conversion or exercise of the Preferred Shares, the Notes or the Warrants, as the case may be, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens, charges and preemptive rights, with the holders thereof entitled to all rights accorded to a holder of Preferred Stock or Common Stock, as applicable. The number of shares of Common Stock and Preferred Shares that have been duly authorized and reserved for issuance upon conversion of the Preferred Shares and Notes, as applicable, and upon exercise of the Warrants is set forth on Schedule 3.5. The issuance by the Company of the Securities is exempt from registration under the Securities Act and will be issued in compliance with all applicable federal and state securities laws.

3.6  No Conflicts. Except as disclosed in Schedule 3.6, the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares) will not (i) result in a violation of the Company’s Certificate of Incorporation or the Bylaws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party; (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market) applicable to the Company or by which any property or asset of the Company is bound or affected. Except as disclosed in Schedule 3.6, the Company is not in violation of any term of its Certificate of

Incorporation or Bylaws or its organizational charter or bylaws. Except as disclosed in Schedule 3.6, the Company is not in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company. The business of the Company is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except where such violation would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3.6, all consents, authorizations, orders, filings and registrations which the Company is required to obtain as described in the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is unaware of any facts or circumstances that might give rise to any of the foregoing. The Company is not in violation of the listing requirements of the Principal Market and has no actual knowledge of any facts or any reason to believe that facts exist that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.

3.7  SEC Documents; Financial Statements. Since December 31, 2004, except as set forth on Schedule 3.7, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) being hereinafter referred to as the “SEC Documents”). A complete and accurate list of the SEC Documents that have been filed by the Company on EDGAR is set forth on Schedule 3.7. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Neither the Company nor any of its officers, directors, employees or agents have provided Investor with any material, nonpublic information.

3.8  Absence of Certain Changes. Except as disclosed in Schedule 3.8, since December 31, 2003, there has been no material adverse change and no material adverse development in the business, properties, assets, operations, results of operations, financial conditions or prospects of the Company. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Except as disclosed in Schedule 3.8, since December 31, 2004, the Company has not declared or paid any dividends, sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or had capital expenditures, individually or in the aggregate, in excess of $100,000.

3.9  Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors in their capacities as such, except as expressly set forth in Schedule 3.9. Except as set forth in Schedule 3.9, to the knowledge of the Company none of the directors or officers of the Company have been involved in securities related litigation during the past five years. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of the Transaction Documents or the right of the Company to enter into them, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefore known to the Company) involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

3.10  No Undisclosed Events, Liabilities, Developments or Circumstances. Except for the issuance of the Securities contemplated by this Agreement and as set forth on Schedule 3.10, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a Form 8-K filed with the SEC or on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock, and which has not been publicly disclosed.

3.11  No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

3.12  Employee Relations. The Company is not a party to a collective bargaining agreement, and the Company believes that its relations with its employees are good. No executive officer (as defined in Rule 501(f) of the Securities Act) has notified the Company that he intends to leave the Company or otherwise terminate his employment with the Company. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters.

3.13  Intellectual Property Rights. The Company owns or possesses total and absolute rights and /or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights necessary to conduct its businesses as now conducted or as proposed to be conducted in the future. Except as set forth on Schedule 3.13, none of the Company’s trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within ten years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company of trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets or other intellectual property rights of others, or of any development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 3.13, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company, regarding its trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets, or infringement of other intellectual property rights; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company has taken security measures to protect the secrecy, confidentiality and value of all of its intellectual properties consistent with industry practices used by comparable companies. Schedule 3.13 contains a complete list of all patents and trademarks for which the Company has sought intellectual property protection with the Patent and Trademark Office. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as proposed, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

3.14  Environmental Laws. The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Except as set forth on Schedule 3.14, no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or, to the Company’s knowledge, by any other person or entity on any property owned, leased or used by the Company. For the purposes of the preceding sentence, “Hazardous Materials” shall mean (a) materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials or (b) any petroleum products or nuclear materials.

3.15  Title. The Company has good title to all property owned by it which is material to the business of the Company free and clear of all liens, encumbrances and defects except such as are described in Schedule 3.15 or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company. Any real property and facilities held under lease by the Company are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company.

3.16  Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company is engaged. The Company has not been refused any insurance coverage sought or applied for and, except as set forth in Schedule 3.16, the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

3.17  Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its businesses, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. The Company is not in default in any material respect under any of such permits, licenses or other similar authority.

3.18  Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.19  Tax Status. Except as set forth in Schedule 3.19, the Company (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes), (ii) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves for on its books, and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

3.20  Agreements.

3.20.1  Except as set forth on Schedule 3.20, and other than the grant of stock options disclosed on Schedule 3.4, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner, and there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

3.20.2  Except as set forth in Schedule 3.20, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of $25,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company’s products or services.

3.20.3  Except as set forth in Schedule 3.20, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $25,000 or, in the case of indebtedness and/or liabilities individually less than $25,000, in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business. For the purposes of Sections 3.20.2 above and this Section 3.20.3, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

3.20.4  The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Certificate of Incorporation or Bylaws, which materially adversely affects its business as now conducted or as proposed to be conducted in the MR3 CFDD 03-20-05 report, its properties or its financial condition.

3.20.5  Except as set forth in the Schedule 3.20, the Company is not a party to and has not entered into any agreements in the past three (3) months (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

3.21  Disclosure. The Company has provided Investor with all the information reasonably available to it which Investor has requested for deciding whether to purchase the Securities and all information which the Company believes is reasonably necessary to enable such Investor to make such decision. All documents in relation to the Company supplied or to be supplied to Investor are genuine or copies of genuine documents. Neither this Agreement nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading. To the Company’s knowledge, there are no facts that, individually or in the aggregate, would have a Material Adverse Effect that have not been set forth in this Agreement (including the exhibits and schedules attached hereto).

3.22  Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company, nor is the Company aware of any labor organization activity involving its employees. Except as set forth in Schedule 3.22, the employment of each officer and employee of the Company is terminable at the will of the Company. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment.

3.23  Obligations to Related Parties. Except as set forth in Schedule 3.23, there are no obligations of the Company to officers, directors, stockholders, or employees of the Company or its affiliates other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). Except as set forth in the Schedule 3.23, none of the officers, members of the Board of Directors or stockholders of the Company, or any members of their families or their affiliates, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or stockholders of the Company may own stock in publicly traded companies which may compete with the Company. Except as set forth in Schedule 3.23, no officer, director or stockholder, or any member of their families or their affiliates, is, directly or indirectly, interested in any contract with the Company (other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Company). The Company is not liable to make any payment to any officers, directors, stockholders or employee or former officers, directors, stockholders or employee by way of damages (whether for breach of contract or otherwise) or compensation for loss of office or employment or for redundancy, pension, provident fund, superannuation or retirement benefit funds, schemes or arrangements, protective awards, wrongful dismissal or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any officers, directors or employee or for any other liability accruing from the termination of any contract of service or for services. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

3.24  Changes. Since December 31, 2004, and except as provided in Schedule 3.24, there has not been:

3.24.1  any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements dated December 31, 2004, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

3.24.2  any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of the Company;

3.24.3  any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

3.24.4  any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Company;

3.24.5  any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

3.24.6  any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

3.24.7  any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

3.24.8  any resignation or termination of employment of any officer or key employee of the Company; and the Company is not aware of any impending resignation or termination of employment of any such officer or key employee;

3.24.9  any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

3.24.10  any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

3.24.11  any declaration, setting aside or payment or other distribution in respect to any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

3.24.12  to the Company’s knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of the Company; or

3.24.13  any arrangement or commitment by the Company to do any of the things described in this Section 3.24.

3.25  Rights Agreement; Employee Benefit Plan. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. Except as set forth in Schedule 3.25, the Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Securities Act of 1974.

3.26  Confidential Information and Invention Assignment Agreements. Each employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for Investor. The Company is not aware that any of its employees or consultants is in violation thereof, and the Company will use its best efforts to prevent any such violation.

3.27  Corporate Documents. The Certificate of Incorporation and Bylaws of the Company are in the form provided to counsel for Investor and except as set forth in Schedule 3.27, no amendments are contemplated. The copy of the minute books of the Company provided to Investor’s counsel contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

3.28  Real Property Holding Corporation. The Company is not a “United States real property holding corporation” within the meaning of the Code and any regulation promulgated thereunder.

3.29  Foreign Corrupt Practices. Neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.30  No Undisclosed Liabilities. The Company has no liabilities or obligations of any nature, whether accrued, absolute, contingent, unliquidated or otherwise, except those disclosed or described in the SEC Documents, including the financial statements and notes thereto included in the SEC Documents, and those liabilities and obligations incurred in the ordinary course of business since the last day covered by the financial statements included in the most recently filed SEC Document listed on Schedule 3.7.

3.31  Investment Company Act Status. The Company is not an “investment company” or a company “controlled” by an “investment company” as those terms are defined in the Investment Company Act of 1940, as amended.

3.32  No Integrated Offering. Except as set forth on Schedule 3.32, neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market or any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company take any action or steps that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings.

3.33  Certain Officers. Randall S. Reis is the current Chairman, Chief Financial Officer and Secretary of the Company. William C. Tao, Ph.D. is the current Chief Executive Officer of the Company.

3.34  Significant Stockholders. Set forth on Schedule 3.34 is a list of stockholders each of whom is the record owner of 100,000 or more shares of the Company’s Common Stock. There are no other record owners of 100,000 or more shares of the Company’s Common Stock.

3.35  Key Employees. Each of the Company’s directors and officers and any Key Employee (as defined below) are currently serving the Company in the capacity disclosed in the SEC Documents. No Key Employee is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company to any material liability with respect to any of the foregoing matters. No Key Employee has, to the knowledge of the Company, any intention to terminate or limit his employment with, or services to, the Company, nor is any such Key Employee subject to any constraints which would cause such employee to be unable to devote his full time and attention to such employment or services. For purposes of this Agreement, “Key Employee” means the persons listed in Schedule 3.35 and any individual who assumes or performs any of the duties of a Key Employee.

3.36  Listing. The Common Stock is currently listed for trading on the Over-the-Counter Bulletin Board (the “OTCBB”). The Company is not in violation of the listing requirements of the OTCBB, does not reasonably anticipate that the Common Stock will be delisted by the OTCBB for the foreseeable future, and, except as set forth in Schedule 3.36, had not received during 2003, 2004, or 2005 any notice regarding the possible delisting of the Common Shares from the OTCBB. The Company shall secure the listing of the Stock on the OTCBB and on each other national securities exchange, automated quotation system or over-the-counter market upon which shares of Common Stock are then listed (subject to official notice of issuance).

3.37  Anti-Takeover Provisions. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under its Certificate of Incorporation or Bylaws or applicable law which is or could become applicable to Investor as a result of the transactions contemplated by this Agreement and the other Transaction Documents (the “Transactions”), including, without limitation, the Company’s issuance of the Securities or any other securities pursuant to the terms of this Agreement and any and all Investor ownership of the Securities or any such other securities.

3.38  Acknowledgement Regarding Investor’s Purchase of the Securities. The Company acknowledges and agrees that Investor is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the other Transaction Documents and the Transactions, and that Investor is not (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144 under the Securities Act (including any successor rule, “Rule 144”) or (iii) to the actual knowledge of the Company (without any inquiry of Investor), except as set forth on Schedule 3.38, a “beneficial owner” of more than 5% of the Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act). The Company further acknowledges that Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the other Transaction Documents and the Transactions, and any advice given by Investor or any of its representatives or agents in connection with this Agreement or the other Transaction Documents and the Transactions is merely incidental to Investor’s purchase of the Securities. The Company further represents to Investor that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

3.39  Legal Compliance. The Company shall conduct its business in compliance with all laws, ordinances or regulations of governmental entities applicable to such businesses, except where the failure to do so would not have a Material Adverse Effect.

3.40  Variable Securities. Except as contemplated in this Agreement, so long as Investor (or any of its respective affiliates) beneficially owns any Common Stock, the Company shall not, without first obtaining the written approval of Investor (which approval may be given or withheld by Investor in its sole discretion), issue or sell any rights, warrants or options to subscribe for or purchase Common Stock, or any other securities directly or indirectly convertible into or exchangeable or exercisable for Common Stock, at an effective conversion, exchange or exercise price that varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price.

3.41  Representations and Warranties Effective as of Each Closing Date. The representations and warranties of the Company set forth in this Section 3 will be true, correct and complete on the Initial Closing and on each Closing Date as if made as of that date.

4.  INVESTOR REPRESENTATIONS AND WARRANTIES.

Investor represents and warrants to the Company that:

4.1  Investment Purpose. Investor (i) is acquiring the Securities for Investor’s own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.

4.2  Accredited Investor Status. Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

4.3  Reliance on Exemptions. Investor understands that the Securities are being offered and sold to Investor in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Investor set forth herein in order to determine the availability of such exemptions and the eligibility of Investor to acquire the Securities.

4.4  Information. Investor and Investor’s advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company, including, without limitation, the information required to be delivered to Investor under Rule 502(b)(2) of Regulation D as promulgated under the Securities Act, and any other materials relating to the offer and sale of the Securities that have been requested by Investor. Investor and Investor’s advisors, if any, have been afforded the opportunity to ask questions of the Company. Investor understands that Investor’s investment in the Securities involves a high degree of risk. Investor has sought such accounting, legal and tax advice as Investor has considered necessary to make an informed investment decision with respect to Investor’s acquisition of the Securities.

4.5  No Governmental Review. Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

4.6  Transfer or Resale. Investor understands that, except as provided in the Transaction Documents: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Investor delivers to the Company an opinion of counsel, in a generally acceptable form, to the effect that the Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Investor provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act, as amended, (or a successor rule thereto) (“Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and except as provided in this Agreement (iii) neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws.

4.7  Legends. Investor understands that the certificates or other instruments representing the Securities and, until such time as the sale of the Securities have been registered under the Securities Act, the stock certificates and other instruments representing the Securities, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THAT ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) the Securities are registered for resale under the Securities Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the Securities Act, or (iii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

4.8  Authorization; Enforcement; Validity. This Agreement has been duly and validly authorized, executed and delivered on behalf of Investor and is a valid and binding agreement of Investor enforceable against Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

4.9  Residency. Investor is a resident of that jurisdiction specified in its address in Section 9.6.

4.10  Representations and Warranties Effective as of Closing Date. The representations and warranties of Investor set forth in this Section 4 will be true, correct and complete on the Initial Closing and on each Closing Date as if made as of that date.

5.  COVENANTS.

The Company covenants and agrees as set forth in Sections 5.1 through 5.10. Investor covenants and agrees as set forth in Section 5.11.

5.1  Notice of Issuance. Promptly, and in any event within five (5) business days after an officer of the Company obtains knowledge thereof, the Company shall deliver to Investor written notice of the issuance of any capital stock of the Company issued or issuable pursuant to the exercise, conversion or exchange of stock options, rights to acquire stock or other equity securities or securities convertible into stock or other equity securities, convertible notes, warrants and other equity securities of the Company outstanding on the date hereof.

5.2  Notice of Default or Litigation. Promptly, and in any event within five (5) business days after an officer of the Company obtains knowledge thereof, the Company shall deliver to Investor notice of (i) the occurrence of any event, act or condition which constitutes a Default or Event of Default, (ii) any litigation or governmental proceeding pending against the Company and (iii) any other event which is likely to have a Material Adverse Effect. Each such notice shall specify in reasonable detail the nature of the event, act, condition, Default, Event of Default or proceeding and what action the Company is taking or proposes to take with respect thereto.

5.3  Books, Records and Inspections. The Company shall keep proper books of record and account in which full, true and correct entries in conformity with all requirements of law and with GAAP (except that all interim information shall be subject to normal year-end adjustments) shall be made of all dealings and transactions in relation to its business and activities. The Company shall permit designated agents of Investor to visit and inspect any of the properties of the Company, and to examine the books of account and records of the Company and make copies thereof, and discuss the affairs, finances and accounts of the Company with, and be advised as to the same by, its officers and independent accountants, all during the Company’s normal business hours, upon prior notice and to such extent as Investor may request.

5.4  Taxes. The Company shall pay when due all Taxes, except as contested in good faith and by appropriate proceedings if adequate reserves have been established with respect thereto.

5.5  Form D and Blue Sky. The Company agrees to file, at its expense, a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to Investor and their counsel promptly after the filing. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to Investor pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to Investor. The Company, at its expense, shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States.

5.6  Reporting Status. Until the date as of which Investor may sell all of the Securities without restriction pursuant to Rule 144(k) promulgated under the Securities Act (or successor thereto), the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act and with any Principal Market, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit termination.

5.7  Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, the number of shares of Common Stock and Preferred Shares needed to provide for the issuance of the shares of Securities upon the Initial Closing and any subsequent Closings.

5.8  Listing. The Company shall promptly secure the listing of all of the Common Stock upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Common Stock issuable under the terms of the Warrant and the Transaction Documents. The Company shall maintain the Common Stock’s authorization for quotation on the OTCBB (the “Principal Market”). The Company shall not take any action that would be reasonably expected to result in the delisting or suspension of the Common Stock from the Principal Market, and the Company shall use best efforts to continue such listing. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.8.

5.9  Filing of Form 8-K. On or before the second Business Day following the execution of this Agreement and each Closing Date, the Company shall issue a press release describing the material terms of the Transactions and shall also file a Current Report on Form 8-K with the SEC describing the terms of the transactions, as and to the extent required by the Exchange Act, and including as exhibits to the Form 8-Ks this Agreement and other Transaction Documents.

5.10  Reservation of Common Stock. The Company shall at all time reserve and keep available from its authorized shares of Common Stock, the maximum number of shares that are issuable upon the conversion of the Preferred Stock and the exercise of the Warrant. The Company shall promptly upon exercise of the Warrant, issue to Investor the maximum number of shares that are issuable upon exercise of the Warrant, and issue to Investor a new Warrant in the form of Exhibit B.

5.11  Investor Covenants. Investor hereby covenants and agrees that it shall comply with all prospectus delivery requirements under applicable law in connection with the Securities as to which the legend referenced in Section 4.7 has been removed, and if a registration statement covering any such stock has lapsed, been withdrawn or is otherwise ineffective, and the Company so requests it shall tender certificates representing such previously registered stock held by it to the Company (whereupon the Company shall promptly return to Investor new certificates for such stock bearing a legend substantially similar to the one referenced in Section 4.7), it being understood and agreed that Investor shall in any case have the right to pursue any remedies it may have under any applicable law or agreement if such lapse, withdrawal or ineffectiveness constitutes a breach or violation of the Company’s obligations to Investor.

6.  DEFAULTS AND REMEDIES.

6.1  Events of Default. An “Event of Default” occurs if:

6.1.1  the Company fails to comply with any of the agreements or covenants contained in, or otherwise breaches, the Certificate of Incorporation, the Certificate of Designation for the Series B Preferred Stock, this Agreement or any other agreement, covenant or provision contained in the Transaction Documents and such failure continues for a period of ten days after an officer of the Company obtains knowledge thereof;

6.1.2  any representation or warranty made by the Company under, relating to or in connection with this Agreement shall be false or misleading when made;

6.1.3  the Company, pursuant to or within the meaning of any Bankruptcy Law, commences a voluntary case or proceeding, consents to the entry of an order for relief against it in an involuntary case or proceeding, consents to the appointment of a Custodian of it or for all or substantially all of its property, makes a general assignment for the benefit of its creditors, or generally is unable to pay its debts as they become due;

6.1.4  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that is for relief against the Company in an involuntary case or proceeding, appoints a Custodian of the Company or for all or substantially all of its property, or orders the liquidation of the Company;

6.1.5  except for liens or security interests described in Section 3.15, the Company grants or agrees to grant to any Person a security interest in any property of the Company; or

6.1.6  the Company fails for any reason to effect the registration of the Securities pursuant to Section 1.2 of the Stockholder Agreement (as hereinafter defined).

6.2  Remedies. If any Default or Event of Default occurs and is continuing, Investor may proceed to protect and enforce its rights under this Agreement or the Transaction Documents with respect to the Securities by exercising such remedies as are available in respect thereof under this Agreement and/or the Transaction Documents or under applicable law, either by suit in equity or by action at law, or both, or to enforce the specific performance of any covenant or other agreement contained in this Agreement or the Transaction Documents. No remedy conferred in this Agreement upon Investor is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

6.3  Waiver of Past Defaults. Investor, by written notice to the Company, may waive an existing Default or Event of Default and its consequences with respect to the Securities; provided, however, that no such waiver will extend to any subsequent or other Default or Event of Default or impair any right of Investor which may arise as a result of the Default or Event of Default.

7.  CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL OR BORROW.

The obligation of the Company hereunder to issue and sell the Preferred Shares or issue the Promissory Note is subject to the satisfaction, at or before each Closing Date, of each of the following conditions as to such Investor, and may be waived by the Company at any time in its sole discretion:

7.1  Execution of Transaction Documents. Investor shall have executed this Agreement and each other Transaction Document to which Investor is a party and delivered the same to the Company.

7.2  Payment of Purchase Price. Investor shall have delivered to the Company the full amount of the cash portion of Investor’s Purchase Price or amount of the Notes by wire transfer in accordance with the Company’s written wiring instructions.

7.3  Representations and Warranties True; Covenants Performed. The representations and warranties of Investor shall be true and correct as of the date when made and as of the Initial Closing and each subsequent Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and Investor shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Investor at or prior to the Initial Closing and each subsequent Closing Date.

7.4  No Legal Prohibition. No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated by this Agreement.

7.5  Amendment of Certificate of Incorporation. The parties hereto agree that the Company’s Certificate of Incorporation or the by-laws shall not be amended in any manner, which is inconsistent with the terms of this Agreement while this Agreement remains in effect. To the extent that any provisions of this Agreement shall conflict with any provision of the Company’s Certificate of Incorporation or the by-laws, the parties agree that the provisions of this Agreement shall supersede and the Company shall cause the Certificate of Incorporation or the by-laws to be amended to comply with the provisions of this Agreement.

8.  CONDITIONS TO INVESTOR’S OBLIGATIONS TO PURCHASE OR LEND.

The obligation of Investor hereunder to purchase the Securities for which it is subscribing from the Company hereunder, is subject to the satisfaction, at or before the Initial Closing and at each subsequent Closing Date, of each of the following conditions, provided that such conditions may be waived by Investor at any time in Investor’s sole discretion:

8.1  Execution of Transaction Documents. The Company shall have executed this Agreement and each other Transaction Document to which the Company is a party and delivered executed originals of the same to Investor, and shall have filed the Certificate of Designation for the Series B Preferred Stock in the form of Exhibit C hereto.

8.2  Listing. The Common Stock shall be authorized for quotation and listed on the OTCBB and trading in the Common Stock (or on the OTCBB generally) shall not have been suspended by the SEC or the OTCBB, and there is no pending or threatened or anticipated suspension.

8.3  Representations and Warranties True; Covenants Performed. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Initial Closing and each subsequent Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Closing Date. Investor shall have received a certificate, executed by the Chief Executive Officer of the Company after reasonable investigation, dated as of the Closing Date to the foregoing effect and as to such other matters as may reasonably be requested by Investor.

8.4  No Legal Prohibition. No statute, rule regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated by this Agreement.

8.5  Legal Opinion. Investor shall have received an opinion of the Company’s counsel, dated as of each Closing Date, in the form and substance acceptable to Investor.

8.6  Corporate Approvals. Investor shall have received a copy of resolutions, duly adopted by the Board of Directors of the Company, which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by the Company of the Transactions, certified as such by the Secretary or Assistant Secretary of the Company, and such other documents they reasonably request in connection with the Closing, and any subsequent Closing.

8.7  Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of each Closing Date.

8.8  Board of Directors. As of the Initial Closing, the Board shall be comprised of Randall S. Reis, William C. Tao, Ph.D. and Charles K. C. Chan or his designate, and the officers shall be Randall S. Reis as Chairman of the Board, William C. Tao, Ph.D as the Chief Executive Officer. As of the Loan Closing, the Board shall be comprised of Randall S. Reis, William C. Tao, Ph.D., Charles K. C. Chan, and two (2) additional members designated by the Investor.

8.9  Stockholder Agreement. At the Loan Closing, the Company, Investor and each of management stockholders designated in Schedule 8.9 shall have executed and delivered the Investor Rights and Stockholder Agreement (“Stockholder Agreement”), in the form attached as Exhibit D hereto.

8.10  Secretary’s Certificate. The Secretary of the Company shall deliver to Investor at the Initial Closing the Certificate certifying (i) the Certificate of Incorporation of the Company, (ii) the Bylaws of the Company, and (iii) Resolutions of the Board of Directors of the Company approving the Agreement and the Transaction Documents.

8.11  Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at each Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor, and Investor (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

9.  MISCELLANEOUS.

9.1  Consent to Amendments. This Agreement may be amended, restated, supplemented, modified or extended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if, and only if, prior to taking any such action or omitting to perform any such act, the Company shall have obtained the written consent of Investor to such amendment, restatement, supplement, modification, extension, action, or omission to act.

9.2  Form, Registration, Transfer and Exchange of Certificates; Lost Certificates. The Company shall cause its transfer agent to keep a register in which it shall provide for the registration of its securities and of transfers of its securities or any portions thereof. Upon surrender of any certificate for registration or transfer of such securities at the principal office of the transfer agent, the transfer agent shall, within three Business Days of such surrender and provided it can do so without violating Applicable Law, execute and deliver one or more new certificates of like tenor, which new securities shall be registered in the name of such transferee or transferees.

9.3  Entire Agreement. This Agreement, the Transaction Documents, and the other agreements and instruments furnished pursuant hereto or in connection herewith constitute the full and entire agreement and understanding between Investor and the Company, and supersede all prior written or oral agreements and understandings relating to the subject matter hereof.

9.4  Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

9.5  Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee). Investor may assign any and all of its rights under this Agreement, and the Securities to any Transferee and upon such assignment the Transferee shall be entitled to all of the rights of Investor hereunder to the same extent as if the Transferee were an original party hereof, provided that the Transferee agrees to be bound by any covenants, restrictions or limitations applicable to Investor under this Agreement and the other Transaction Documents.

9.6  Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if transmitted by telecopier with receipt acknowledged, or upon delivery, if delivered personally or by recognized commercial courier with receipt acknowledged, or upon the expiration of 72 hours after mailing, if mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company, at:	If to the Investor, at:
Dr. William C. Tao	Charles K. C. Chan
Chief Executive Officer	Managing Director
MR3 Systems, Inc.	MRD Holdings Inc.
435 Brannan Street, Suite 200	The Naaman’s Building Suite 206
San Francisco, California 94107	305 Silverside Rd
DE 19810 Wilmington, Delaware USA

or at such other address or addresses as Investor or the Company, as the case may be, may specify by written notice given in accordance with this Section 9.6.

9.7  Accounting Terms. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them by generally accepted accounting principles (“GAAP”) in the United States and all accounting determinations hereunder or pursuant hereto shall be made, and all financial statements required to be delivered by the Company hereunder shall be prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis.

9.8  Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are for convenience of reference only and do not constitute a part of this Agreement and are not to be considered in construing or interpreting this Agreement.

9.9  Exhibits and Disclosure Schedules. The Exhibits and the Schedules attached hereto are incorporated herein and shall be an integral part of this Agreement.

9.10  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

9.11  Survival. The warranties and representations of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement, and each Closing Date and any investigation of the subject matter thereof made by or on behalf of Investor.

9.12  Remedies. In the event of any litigation relating to this Agreement or the Securities, each party shall bear its own fees, costs, and expenses, including without limitation fees and expenses of attorneys and accountants and all fees, costs and expenses of appeals. None of the rights, powers or remedies conferred under this Agreement or the Securities shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

9.13  Governing Law and Choice of Forum. In all respects, including all matters of construction, validity and performance, this Agreement and the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to principles thereof regarding conflicts of laws. The parties hereby consent, in any dispute, action, litigation or other proceeding concerning the Transaction Documents (including arbitration) to the jurisdiction of the courts of California, with the County of San Francisco being the sole venue for the bringing of the action or proceeding.

9.14  Indemnification. The Company shall indemnify and hold harmless Investor, its respective Affiliates and their respective officers, directors, partners and members (collectively, the “Investor Indemnitees”), from and against any and all claims, losses, damages and liabilities, and agrees to reimburse Investor Indemnitees for all reasonable out-of-pocket expenses (including without limitation the reasonable fees and expenses of legal counsel), in each case promptly as incurred by Investor Indemnitees and to the extent arising out of or in connection with:

9.14.1  any misrepresentation, omission of fact or breach of any of the representations or warranties by the Company contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement;

9.14.2  any failure by the Company to perform in any material respect its respective covenants, agreements, undertakings or obligations set forth in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

9.14.3  any action instituted against Investor by any stockholder of the Company who is not an Affiliate of Investor, with respect to any of the transactions contemplated by this Agreement;

9.14.4  any action, suit, proceeding, inquiry or investigation disclosed in Schedule 3.9, and/or

9.14.5  any taxes or other payments due to any taxing authorities, including, without limitation, those disclosed on Schedule 3.19.

9.15  Representation by Counsel. Each party represents and warrants that it has been represented by independent counsel in the negotiation of this Agreement, its Exhibits and Schedules.

9.16  WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION AND UNDERSTANDING THEY ARE WAIVING A CONSTITUTIONAL RIGHT, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS AGREEMENT, THE SECURITIES AND/OR ANY RELATED AGREEMENT OR THE TRANSACTIONS COMPLETED HEREBY OR THEREBY.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

“COMPANY”	MR3 SYSTEMS, INC., a Delaware corporation

By:  /s/ William C. Tao, PhD
Its: Chief Executive Officer

By:  /s/ Randall S. Reis
Its:  Chairman of the Board

“INVESTOR”	MRD HOLDINGS INC., a Delaware corporation

By:  /s/ Charles K. C. Chan
Its:  Managing Director

EXHIBIT A

CONVERTIBLE PROMISSORY NOTE

EXHIBIT B

WARRANTS I

EXHIBIT C

CERTIFICATE OF DESIGNATION

EXHIBIT D

INVESTOR RIGHTS AND STOCKHOLDER AGREEMENT

EXHIBIT E

SECURITY AGREEMENT

EXHIBIT F

DEFINITIONS

“Affiliate” has the meaning specified in Rule 405 under the Securities Act.

“Applicable Laws” means any federal, state or local statute, law, rule, regulation or ordinance applicable to the Company or its business, including, without limitation, laws relating to franchise, building, zoning, health, sanitation, safety or labor relations, and any order, ruling, judgment or decree of any court, governmental agency or authority or self-regulatory agency which is binding on the Company or its properties.

“Bankruptcy Law” means Title 11 of the U.S. Code or any similar Federal or state law for the relief of debtors.

“Board of Directors” means the board of directors of any Person.

“Business Day” means any day except Saturday, Sunday and any day, which either is a legal holiday under the laws of the State of California or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

“Certificate of Incorporation” means the Certificate of Incorporation and any Certificate of Designation, Preferences and Rights of the Company, as filed with the Secretary of State of the State of Delaware on June 14, 1999, and as amended on November 5, 2004.

“Common Stock” means the common stock, $0.01 par value per share, of the Company.

“Company Technology” means the MR3 technology itself, the collective technologies and intellectual property rights of the company necessary to ensure the basic, and optimum application of the MR3 technology.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or lapse of time or both would be, an Event of Default.

“ERISA” means the Employee Retirement Income Securities Act of 1974, as amended, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

“Escrow Agent” has the meaning ascribed to such term in the Escrow Agreement.

“Escrow Agreement” means that certain Escrow Agreement, dated the date hereof, along the Company, the Escrow Agent and the Investor substantially in the form attached hereto as Exhibit E.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“GAAP” means generally accepted accounting principles and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

“Material Adverse Effect” means an adverse effect on the Company’s ability to satisfy its covenants or obligations to Investor under this Agreement or the other Transaction Documents or, with respect to any Person, a material adverse effect on the condition (financial or otherwise), business, results of operations, prospects or properties of that Person.

“Notes” means the Secured Convertible Promissory Notes issued by the Company at the Second Closing and any subsequent closing, if applicable.

“Person” means any individual, trustee, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, limited liability partnership, public benefit corporation, institution, entity or government.

“Registrable Securities” has the meaning given to it in the Stockholder Agreement.

“SEC” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

“Preferred Stock” means the shares of the Company’s Series B Convertible Preferred Stock issuable to Investor under Section 2 of this Agreement. Each share of Preferred Shares shall be convertible into Common shares of the Company at the rate of twenty-five (25) Common shares for each share of Preferred Shares.

“Securities” means the Preferred Shares, the Notes and the Warrants issuable to the Investor hereunder and the Conversion Shares issuable upon conversion or exercise thereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Subsidiary” and “Subsidiaries” means any Person of which more than 50% of the total voting power of shares of capital stock (or equivalent interest in a limited liability company or other entity) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof, is at the time owned in the aggregate, directly or indirectly, by the Company or its Subsidiaries.

“Taxes” means any income, excise, sales, use, stamp or franchise taxes and any other taxes, fees, duties, levies, withholdings or other charges of any nature whatsoever imposed by any taxing authority, whether Federal, state, local or foreign, together with any interest and penalties and additions to tax.

“Transferee” means any direct or indirect transferee of all or any part of the Securities.

“Warrant Shares” means the shares of the Company’s Common Stock issuable upon exercise of the Warrants.

EXHIBIT G

STRATEGIC PARTNERSHIP AGREEMENT

DISCLOSURE SCHEDULES

SCHEDULE 3.2 Reference CFDD Section II(A)(1) & IV(A)(2)(a)

SCHEDULE 3.3 None - Not Applicable

SCHEDULE 3.4 Reference CFDD Section I(A)

SCHEDULE 3.6 Reference CFDD Section V(H)

SCHEDULE 3.7 Reference CFDD Section V(L)

SCHEDULE 3.8 Reference CFDD Section V(L)(2)(d) & V(L)(3)(a)

SCHEDULE 3.9 Reference CFDD Section V(A) & V(B)

SCHEDULE 3.10 Reference CFDD Section V(B)

SCHEDULE 3.13 Reference CFDD Section II(B)(1) & V(A)

SCHEDULE 3.14 Reference CFDD Section V(L)(2)(c)(page F-26)

SCHEDULE 3.15 Reference CFDD Section V(G)

SCHEDULE 3.16 Reference CFDD Section V(D)

SCHEDULE 3.19 Reference CFDD Section V(E)

SCHEDULE 3.20 Reference CFDD Section IV(B)(2) & V(J)(1)

SCHEDULE 3.23 Reference CFDD Section IV(B)(2) & V(J)(1)

SCHEDULE 3.26 Reference CFDD Section IV(F)(1)

SCHEDULE 3.28 Reference CFDD Section V(H)

SCHEDULE 3.33 None - Not Applicable

SCHEDULE 3.35 Reference CFDD Section V(F)

SCHEDULE 3.36 Reference CFDD Section IV(D)

SCHEDULE 3.37 Reference CFDD Section V(C)

SCHEDULE 3.39 None - Not Applicable

STOCK PURCHASE AND LOAN OPTION AGREEMENT

by and among

MR3 SYSTEMS, INC.

and

MRD HOLDINGS INC.

Dated as of May 30, 2005

TABLE OF CONTENTS
Page
1.	DEFINITIONS.	1

2.	PURCHASE AND SALE OF COMPANY SECURITIES - LOAN OPTION.	1
2.1	Purchase Price	1
2.2	Closing; Delivery	2
2.3	Option	2
2.4	Second Closing	2
2.5	Jurisdictions, Technology Transfer, Protection and Access To Trade Secrets	3
2.6	Joint Best Strategy.	4

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.	4
3.1	Organization and Qualification	4
3.2	Subsidiaries	4
3.3	Authorization; Enforcement; Validity	4
3.4	Capitalization	5
3.5	Issuance of Stock	6
3.6	No Conflicts	6
3.7	SEC Documents; Financial Statements	7
3.8	Absence of Certain Changes	7
3.9	Absence of Litigation	8
3.10	No Undisclosed Events, Liabilities, Developments or Circumstances	8
3.11	No General Solicitation	8
3.12	Employee Relations	8
3.13	Intellectual Property Rights	9
3.14	Environmental Laws	10
3.15	Title	10
3.16	Insurance	10
3.17	Regulatory Permits	10
3.18	Internal Accounting Controls	11
3.19	Tax Status	11
3.20	Agreements.	11
3.21	Disclosure	12
3.22	Labor Agreements and Actions	12
3.23	Obligations to Related Parties	13
3.24	Changes	13
3.25	Rights Agreement; Employee Benefit Plan	14
3.26	Confidential Information and Invention Assignment Agreements	14
3.27	Corporate Documents	15
3.28	Real Property Holding Corporation	15
3.29	Foreign Corrupt Practices	15
3.30	No Undisclosed Liabilities	15
3.31	Investment Company Act Status	15

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Page
3.32	No Integrated Offering	15
3.33	Certain Officers	16
3.34	Significant Stockholders	16
3.35	Key Employees	16
3.36	Listing	16
3.37	Anti-Takeover Provisions	16
3.38	Acknowledgement Regarding Investor’s Purchase of the Securities	16
3.39	Legal Compliance	17
3.40	Variable Securities	17
3.41	Representations and Warranties Effective as of Each Closing Date	17

4.	INVESTOR REPRESENTATIONS AND WARRANTIES.	17
4.1	Investment Purpose	17
4.2	Accredited Investor Status	17
4.3	Reliance on Exemptions	17
4.4	Information	18
4.5	No Governmental Review	18
4.6	Transfer or Resale	18
4.7	Legends	18
4.8	Authorization; Enforcement; Validity	19
4.9	Residency	19
4.10	Representations and Warranties Effective as of Closing Date	19

5.	COVENANTS.	19
5.1	Notice of Issuance	19
5.2	Notice of Default or Litigation	19
5.3	Books, Records and Inspections	20
5.4	Taxes	20
5.5	Form D and Blue Sky	20
5.6	Reporting Status	20
5.7	Reservation of Shares	20
5.8	Listing	20
5.9	Filing of Form 8-K	21
5.10	Reservation of Common Stock	21
5.11	Investor Covenants	21

6.	DEFAULTS AND REMEDIES.	21
6.1	Events of Default	21
6.2	Remedies	22
6.3	Waiver of Past Defaults	22

7.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL OR BORROW.	22
7.1	Execution of Transaction Documents	22
7.2	Payment of Purchase Price	22
7.3	Representations and Warranties True; Covenants Performed	22
7.4	No Legal Prohibition	23
7.5	Amendment of Certificate of Incorporation	23

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Page
8.	CONDITIONS TO INVESTOR’S OBLIGATIONS TO PURCHASE OR LEND.	23
8.1	Execution of Transaction Documents	23
8.2	Listing	23
8.3	Representations and Warranties True; Covenants Performed	23
8.4	No Legal Prohibition	24
8.5	Legal Opinion	24
8.6	Corporate Approvals	24
8.7	Qualifications	24
8.8	Board of Directors	24
8.9	Stockholder Agreement	24
8.10	Secretary’s Certificate	24
8.11	Proceedings and Documents	24

9.	MISCELLANEOUS.	24
9.1	Consent to Amendments	24
9.2	Form, Registration, Transfer and Exchange of Certificates; Lost Certificates	25
9.3	Entire Agreement	25
9.4	Severability	25
9.5	Successors and Assigns	25
9.6	Notices	25
9.7	Accounting Terms	26
9.8	Descriptive Headings	26
9.9	Exhibits and Disclosure Schedules	26
9.10	Counterparts	26
9.11	Survival	26
9.12	Remedies	26
9.13	Governing Law and Choice of Forum	26
9.14	Indemnification	26
9.15	Representation by Counsel	27
9.16	Waiver of Jury Trial	27

EXHIBITS
Exhibit A CONVERTIBLE PROMISSORY NOTE
Exhibit B WARRANTS I
Exhibit C CERTIFICATE OF DESIGNATION
Exhibit D INVESTOR RIGHTS AND STOCKHOLDER AGREEMENT
Exhibit E SECURITY AGREEMENT
Exhibit F DEFINITIONS
Exhibit G STRATEGIC PARTNERSHIP AGREEMENT

Disclosure Schedules

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